UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 28, 2006
Date of Report (Date of earliest event reported)
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)
13403 Northwest Freeway, Houston, Texas 77040-6094
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 690-7300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously disclosed, Christopher L. Martin resigned as Executive Vice President and General Counsel on November 17, 2006. On November 28, 2006, HCC Insurance Holdings, Inc. (the “Company”) entered into a Separation Agreement and Release with Mr. Martin effective as of November 17, 2006 (the “Separation Agreement and Release”), pursuant to which Mr. Martin’s employment agreement with the Company dated April 1, 2006, was terminated, and he voluntarily agreed to pay to the Company the difference between the initial strike price and the closing price on the new measurement date for certain previously exercised stock options that were incorrectly priced. In addition, with respect to unexercised vested options, Mr. Martin also agreed that each new strike price will be the new measurement date as determined by the Company. Unvested options held by Mr. Martin were terminated.
     A copy of the Separation Agreement and Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
     See discussion in Item 1.01 above.

Items 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
     (b) See discussion in Item 1.01 above.
     (e) See discussion in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

No.	Exhibit

99.1	Separation Agreement and Release (without exhibits)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: November 28, 2006	By:	/s/ Frank J. Bramanti
Frank J. Bramanti
Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Separation Agreement and Release (without exhibits)